SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2006

                          ICON Leasing Fund Eleven, LLC

               (Exact Name of Registrant as Specified in Charter)


           Delaware                 333-121790           20-1979428
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(State or Other Jurisdiction       (Commission        (I.R.S. Employer
     of Incorporation)             File Number)      Identification No.)
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                           100 Fifth Avenue, 4th Floor
                            New York, New York 10011

                    (Address of Principal Executive Offices)
                              --------------------

                                 (212) 418-4700

              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)
                              --------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events


     ICON Leasing Fund Eleven, LLC ("Fund Eleven") announced today that it has extended the solicitation of consents of its members in connection with proposed amendments to its limited liability company agreement. As extended, the consent solicitation will expire at 5:00 p.m., New York City time on April 21, 2006.

     As of April 6, 2006, Fund Eleven has received approximately 39.67% "FOR" votes out of the approximately 41.16% of the total percentage of Shares that have been voted on the proposed amendments. Details of the proposed amendments are more fully described in Fund Eleven's Consent Solicitation Statement, dated March 8, 2006 which was previously sent to Fund Eleven's members and filed with the Securities and Exchange Commission (the "SEC"). The proposed amendments will, if approved, permit Fund Eleven to increase the maximum offering amount from up to $200,000,000 to up to $375,000,000, after applicable SEC, NASD and state approvals are obtained.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ICON LEASING FUND ELEVEN, LLC
                                        By:  ICON CAPITAL CORP., its Manager


Dated:  April 7, 2006
                                        By: /s/ Thomas W. Martin
                                             ---------------------------
                                             Thomas W. Martin
                                             Chief Operating Officer